Exhibit 10.21
FORM OF INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (this “Agreement”) is made as of                      by and between Willis North America Inc., a Delaware corporation (“Willis US”), and                      (“Indemnitee”).
PRELIMINARY STATEMENTS
     A. Willis Group Holdings Limited will effect a scheme of arrangement under Bermuda law (the “Scheme of Arrangement”) pursuant to which the holders of common shares of Willis Group Holdings Limited will become shareholders of Willis Group Holdings Public Limited Company, an Irish public limited company (the “Company”).
     B. The Company and Willis US desire to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Willis group of companies and provide for the indemnification of, and advancement of expenses to, such persons to the maximum extent permitted by law.
     C. In addition to any rights granted the Indemnitee under the articles of association of the Company (the “Articles”) or any agreement entered into between Indemnitee and the Company, the parties desire to enter into this Agreement to provide for the indemnification of, and advancement of expenses to, Indemnitee to the maximum extent permitted by law.
     D. Willis US has requested that, at or following the Scheme of Arrangement, the Company guarantee certain debt and take other actions for the benefit of Willis US. In partial consideration therefor, Willis US has agreed to provide, from time to time after the Scheme of Arrangement, indemnity and other rights to the members of the board of directors, secretaries, officers and executives of the Company as well as to other persons.
AGREEMENT
     In consideration of the premises and the covenants contained herein, of Indemnitee serving the Company directly or, at Willis US and/or the Company’s request, with another Enterprise, and for other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:
     1. Services to the Company. At the request of Willis US, Indemnitee has agreed to serve as a director, secretary, officer or executive of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company or Willis US (or any of their subsidiaries or any Enterprise) and Indemnitee. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve in such capacity of the Company, subject to and in accordance with Section 16.
     2. Definitions. As used in this Agreement:
          (a) “Corporate Status” describes the status of a person who is or was a director, secretary, officer, executive, employee or agent of the Company or of any other Enterprise which such person is or was serving at the request of Willis US and/or the Company.

          (b) “Enterprise” shall mean the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of Willis US and/or the Company as a director, secretary, officer, executive, employee, agent or fiduciary.
          (c) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent and matters contemplated by or arising under Section 13(d). Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments, fines, liabilities, losses or damages against Indemnitee.
          (d) “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company, Willis US or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company, Willis US or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Willis US agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
          (e) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of Willis US and/or the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director, secretary, officer or executive of Willis US and/or the Company, by reason of any action or inaction taken by him or of any action or inaction on his part while acting as director, secretary, officer or executive of Willis US and/or the Company, or by reason of the fact that he is or was serving at the request of Willis US and/or the Company as a director, secretary, officer, executive, employee or agent of another Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement; provided, however, other than with respect to a Proceeding in connection with, or arising under, this Agreement with respect to the matters contemplated by or arising under Section 13(d), that the term “Proceeding” shall not include any action, suit or arbitration initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement.
     3. Indemnity in Third-Party Proceedings. Willis US shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company or Willis US to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, fines, liabilities, losses, damages and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Indemnitee shall not enter into any settlement in connection with a Proceeding without 10 days prior notice to Willis US.
     4. Indemnity in Proceedings by or in the Right of the Company or Willis US. Willis US shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company or Willis US to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery (the “Delaware Court”) or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as the Delaware Court or such other court shall deem proper.
     5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is a party to or a participant in and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, Willis US shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, Willis US shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with (a) each successfully resolved claim, issue or matter and (b) any claim, issue or matter related to any such successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. This provision is in addition to, and not by way of limitation of, any other rights of Indemnitee hereunder.
     6. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.
     7. Additional Indemnification.
          (a) Notwithstanding any limitation in Sections 3, 4, or 5, Willis US shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or is threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company or Willis US to procure a judgment in its favor) against all Expenses, judgments, fines, liabilities, losses, damages and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding.
          (b) For purposes of Section 7(a), the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:

               (i) to the fullest extent permitted by the provisions of Delaware General Corporation Law (the “DGCL”) that authorize, permit or contemplate additional indemnification by agreement, court action or the corresponding provision of any amendment to or replacement of the DGCL or such provisions thereof;
               (ii) to the fullest extent permitted by the provisions of the Articles that authorize, permit or contemplate additional indemnification by agreement, court action or the corresponding provision of any amendment to or replacement of the Articles or such provisions thereof;
               (iii) to the fullest extent permitted by the provisions of Irish law that authorize, permit or contemplate additional indemnification by agreement, court action or the corresponding provision of any amendment to or replacement of Irish law or such provisions thereof; and
               (iv) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL or Irish law (or such successor law), Articles or agreement or court action adopted, entered into or that are adjudicated after the date of this Agreement that increase the extent to which a company may indemnify its directors, secretaries, officers and executives.
     8. Exclusions. Notwithstanding any provision in this Agreement to the contrary, Willis US shall not be obligated under this Agreement to make any payment pursuant to this Agreement:
          (a) for which payment has actually been made to or on behalf of Indemnitee by or on behalf of Willis US or the Company under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;
          (b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended, or any successor provision or similar provisions of state statutory law or common law; or
          (c) for which payment is expressly prohibited by Delaware law.
These exclusions shall not limit the right to advancement of Expenses under Section 9 or otherwise under this Agreement pending the outcome of any Proceeding unless such advancement of Expenses is expressly prohibited by Delaware law. Notwithstanding the foregoing, this provision shall not limit Indemnitee’s obligation to repay Expenses as expressly contemplated elsewhere in this Agreement or as otherwise expressly required by Delaware law.
     9. Advances of Expenses. Willis US shall advance, to the extent not expressly prohibited by law, the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within five days after the receipt by Willis US of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement and to enforce Indemnitee’s rights generally under this Agreement, including Expenses incurred preparing and forwarding statements to Willis US to support the advances claimed. The Indemnitee shall qualify for advances upon the execution and delivery to Willis US of this Agreement which shall constitute an undertaking providing that the Indemnitee undertakes to the extent required by law to repay the advance of Expenses if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, or other competent authority or arbitrator that Indemnitee is not entitled to be indemnified by Willis US. This Section 9 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 8 following the ultimate determination by a court of competent jurisdiction in a final judgment, not subject to appeal, or other competent authority or arbitrator. The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein. For the avoidance of doubt, the provisions of Section 11 shall not apply to advancement of Expenses as contemplated by this Section 9.
     10. Procedure for Notification and Defense of Claim.
          (a) To obtain indemnification under this Agreement or advancement of Expenses or other costs or expenses, including attorney’s fees and disbursements, contemplated hereby, Indemnitee shall submit to Willis US a written request therefor.
          (b) Willis US will be entitled to participate in the Proceeding at its own expense.
     11. Procedure Upon Application for Indemnification.
          (a) Willis US shall promptly provide the indemnification rights and undertake related obligations contemplated by this Agreement. If Willis US concludes, on written advice of counsel, that a determination with respect to Indemnitee’s entitlement to indemnification, in the specific case, is required by law, then Willis US shall immediately notify Indemnitee in writing. Promptly thereafter, the board of directors of Willis US or, if requested by Indemnitee within 10 days after receipt of such written notice, Independent Counsel shall make a determination with respect to Indemnitee’s entitlement to indemnification. If such determination is made by Independent Counsel, it shall be in a written statement to the board of directors of Willis US, a copy of which shall be delivered to Indemnitee. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within five days after such statement is delivered. Indemnitee shall cooperate with the Independent Counsel making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Independent Counsel shall be borne by Willis US (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and Willis US hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
          (b) The Independent Counsel shall be selected by Indemnitee and notified in writing to Willis US. Willis US may, within three days after written notice of such selection, deliver to the Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 10 days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 10(a), and the final disposition of the Proceeding, including any appeal therein, no Independent Counsel shall have been selected and not objected to, the Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by Willis US to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(a). Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
     12. Presumptions and Effect of Certain Proceedings.
          (a) In making a determination with respect to such entitlement to indemnification hereunder, the Independent Counsel making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a), and Willis US shall have the burden of proof to overcome that presumption in connection with the making by the Independent Counsel of any determination contrary to that presumption. Neither the failure of Willis US or of Independent Counsel to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by Willis US or by Independent Counsel that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
          (b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.
          (c) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action or inaction is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or the board of directors of Willis US or counsel selected by any committee of the board of directors of Willis US or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser, investment banker or other expert selected with reasonable care by Willis US or the board of directors of Willis US or any committee of the board of directors of Willis US. The provisions of this Section 12(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.
          (d) The knowledge and/or actions, or failure to act, of any director, secretary, officer, executive, employee or agent of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

     13. Remedies of Indemnitee.
          (a) Subject to Section 13(e), in the event that (i) a determination is made pursuant to Section 11 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 11(a) within 60 days after receipt by Willis US of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 or 6 or the last sentence of Section 11(a) within 10 days after receipt by Willis US of a written request therefor, or (v) payment of indemnification pursuant to Section 3, 4 or 7 is not made within five days after a determination has been delivered to the Board of Directors of Willis US that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to apply to court for an adjudication of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 13(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5. Neither the Company nor Willis US shall oppose Indemnitee’s right to seek any such adjudication or award in arbitration.
          (b) In the event that a determination shall have been made pursuant to Section 11(a) that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13, Willis US shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
          (c) If a determination shall have been made pursuant to Section 11(a) that Indemnitee is entitled to indemnification, Willis US shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) an express prohibition of such indemnification under law.
          (d) Willis US shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Willis US is bound by all the provisions of this Agreement. It is the intent of Willis US that the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Willis US shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within 10 days after receipt by Willis US of a written request therefor) advance, to the extent not expressly prohibited by law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from Willis US under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company if, in the case of indemnification, Indemnitee is wholly successful on the underlying claims and if Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

          (e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.
          (f) To the extent that Willis US is unable to pay any amounts for indemnification or advancement of Expenses hereunder, Indemnitee may pursue any other company in the Willis group to receive such indemnification or advancement of Expenses.
     14. Assumption of Indemnification Obligations of Willis Group Holdings Limited. In addition to all other obligations hereunder and without limiting any rights of Indemnitee hereunder, Willis US expressly agrees to, and hereby assumes, all indemnification, advancement of Expenses and/or similar obligations of Willis Group Holdings Limited to Indemnitee in existence immediately prior to the effectiveness of the Scheme of Arrangement pursuant to, and upon the terms of, the provisions set forth in the bye-laws of Willis Group Holdings Limited as then in effect and applicable and without regard to whether such provisions thereafter change or Willis Group Holdings Limited is thereafter liquidated, dissolved or otherwise ceases to exist.
     15. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.
          (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of, a substitute for, or to diminish or abrogate, any other rights to which Indemnitee may at any time be entitled under law, the memorandum of association of the Company, the Articles, any agreement (including any agreement between Indemnitee and any other Enterprise), a vote of stockholders or a resolution of directors, or otherwise, and rights of Indemnitee under this Agreement shall supplement and be in furtherance of any other such rights. More specifically, the parties intend that Indemnitee shall be entitled to (i) indemnification to the maximum extent permitted by, and the fullest benefits allowable under, Delaware law in effect at the date hereof or as the same may be amended to the extent that such indemnification or benefits are increased thereby, and (ii) such other benefits as are or may be otherwise available to Indemnitee pursuant to this Agreement, any other agreement or otherwise. The rights of Indemnitee hereunder shall be a contract right and, as such, shall run to the benefit of Indemnitee. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently, including without limitation under the Articles and/or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change and this Agreement shall be automatically amended to provide the Indemnitee with such greater benefits. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. If Indemnitee is entitled under any provision of this Agreement to indemnification for some or a portion of Expenses or other costs or expenses, including attorney’s fees and disbursements, but not, however, for the total amount thereof, Indemnitee shall nevertheless be indemnified for the portion thereof to which Indemnitee is entitled.
          (b) To the extent that Willis US or the Company (including any affiliates) maintains an insurance policy or policies providing liability insurance for directors, secretaries, officers, executives, employees or agents of the Company or of any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, secretary, officer, executive, employee or agent under such policy or policies (notwithstanding any limitations regarding indemnification or advancement of Expenses hereunder and whether or not Willis US or the Company would have the power to indemnify such person against such covered liability under this Agreement). If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, Willis US or the Company has such liability insurance in effect, Willis US shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. Willis US and the Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies, including by bringing claims against the insurers.
          (c) In the event of any payment under this Agreement, the Company and Willis US shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute at the request of Willis US all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company and/or Willis US to bring suit to enforce such rights.
          (d) Willis US shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder or for which advancement of Expenses is provided hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise by or on behalf of Willis US or the Company.
          (e) Willis US’ obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, secretary, officer, executive, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other Enterprise.
     16. Duration of Agreement. This Agreement shall continue until and terminate upon the later of (a) 10 years after the date that Indemnitee shall have ceased to serve at the request of Willis US and/or the Company as a director, secretary, officer or executive of the Company or other Enterprise or (b) one year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 13 relating thereto.
     17. Successors and Assigns. This Agreement shall be binding upon Willis US and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators. Willis US and the Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of Willis US or the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Willis US would be required to perform if no such succession had taken place. Failure to comply with the foregoing shall be a breach of this Agreement.
     18. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement

(including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
     19. Enforcement.
          (a) Willis US expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, secretary, officer or executive of the Company, and Willis US acknowledges that Indemnitee is relying upon this Agreement in serving as a director, secretary, officer or executive of the Company.
          (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of any obligations of Willis Group Holdings Limited, the Articles, applicable law, agreements or deeds with the Company or any other Enterprise and any applicable insurance maintained for the benefit of Indemnitee, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder. In the event of a conflict between this Agreement and any agreement or deed between the Company and Indemnitee, the agreement or deed (or provision thereof), as applicable, granting Indemnitee the greatest legally enforceable rights shall prevail.
     20. Modification and Waiver. No supplement, modification or amendment, or wavier of any provision, of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.
     21. Notice by Indemnitee. Indemnitee agrees promptly to notify Willis US in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify Willis US shall not relieve Willis US of any obligation which it may have to the Indemnitee under this Agreement or otherwise.
     22. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by e-mail or facsimile transmission, with receipt of confirmation that such transmission has been received:
(a)	If to Indemnitee, at such addresses as Indemnitee shall provide to Willis US.

(b)	If to Willis US, to:

Willis North America, Inc. 26 Century Boulevard Nashville, Tennessee 37214 Attention: E-mail:

or to any other addresses as may have been furnished to Indemnitee by Willis US.
     23. Contribution. To the fullest extent permissible under law, if the indemnification and/or advancement of Expenses provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, Willis US, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Expenses, judgments, fines, liabilities, losses, damages, excise taxes and/or amounts paid or to be paid in settlement, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect: (a) the relative benefits received by Willis US or the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of Willis US or the Company (and its directors, secretaries, officers, executives, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
     24. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 13(a), Willis US and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, The Corporation Trust Company, Wilmington, Delaware as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.
     25. Third Party Beneficiaries. Nothing in this Agreement shall be construed for any shareholder or creditor of the Company to be a third party beneficiary or to confer any such persons beneficiary rights or status.
     26. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or .pdf), each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
     27. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
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     The parties have caused this Agreement to be signed as of the day and year first above written.

WILLIS NORTH AMERICA INC.
By:
Name:
Title:

INDEMNITEE
By:
Name: